EXHIBIT 14

                   SUBSIDIARIES OF UTAH MEDICAL PRODUCTS, INC.

                           FILED IN ELECTRONIC FORMAT

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

            SUBSIDIARIES  OF  UTAH  MEDICAL  PRODUCTS,  INC.:

                                      Jurisdiction  of
 Subsidiary  Name                       Organization    Business  Name
----------------                      -----------------  --------------
Utah Medical Products Ltd.            Bermuda              Utah Medical Products

Columbia Medical & Surgical, Inc.     Oregon               Columbia  Medical

Utah Medical Products,                California           Utah Medical Products
California, Inc

Utah Medical Products,                Florida              Utah  Medical Products
Florida, Inc

Utah Medical Products,                Ohio                 Utah  Medical Products
Ohio, Inc.

Utah Medical Products,                Pennsylvania         Utah  Medical
Pennsylvania, Inc.
Products

Utah Medical Products,                Texas              Utah  Medical Products
Texas, Inc
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